Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)
                                                          Nine Months Ended
                                                            September 30,
                                                         1995          1994
Consolidated operations:
 Income before income tax expense and dividends on
   preferred securities .............................   $  823        $  745
 Fixed charges deducted from income
   Interest expense .................................      506           382
   Implicit interest in rents .......................       14            11
       Total fixed charges deducted from income .....      520           393
         Earnings available for fixed charges........   $1,343        $1,138
 Fixed charges per above ............................   $  520        $  393
 Capitalized interest relating to real estate
   operations .......................................       13            13
   Total fixed charges ..............................      533           406
   Dividends on preferred securities ................       15             -
         Total fixed charges and dividends on
           preferred securities .....................   $  548        $  406
         Ratio of earnings to fixed charges .........     2.52          2.80
         Ratio of earnings to combined fixed charges
           and preferred stock dividends ............     2.45          2.80

Consolidated operations, corporate fixed charges
   and preferred stock dividends only:
 Income before income tax expense and dividends on
   preferred securities .............................    $ 823        $  745
 Corporate fixed charges deducted from income
   Corporate interest expense .......................      136            91
         Earnings available for fixed charges .......   $  959        $  836
 Total corporate fixed charges per above ............   $  136        $   91
 Capitalized interest related to real estate
   operations .......................................       13            13
   Total fixed charges ..............................      149           104
   Dividends on preferred securities ................       15             -
         Total fixed charges and dividends on
           preferred securities .....................   $  164        $  104
         Ratio of earnings to corporate fixed charges     6.43          8.09
         Ratio of earnings to combined corporate
           fixed charges and preferred stock dividends    5.84          8.09

American General Finance, Inc.:
 Income before income tax expense ...................   $  255        $  285
 Fixed charges deducted from income
   Interest expense .................................      386           300
   Implicit interest in rents .......................       10             8
       Total fixed charges ..........................      396           308
         Earnings available for fixed charges .......   $  651        $  593
         Ratio of earnings to fixed charges .........     1.65          1.93

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                            Quarter Ended
                                                            September 30,
                                                         1995          1994
Consolidated operations:
 Income before income tax expense and dividends on
   preferred securities .............................   $ 267         $ 245
 Fixed charges deducted from income
   Interest expense..................................     167           136
   Implicit interest in rents .......................       5             3
       Total fixed charges deducted from income .....     172           139
         Earnings available for fixed charges........   $ 439         $ 384
 Fixed charges per above ............................   $ 172         $ 139
 Capitalized interest relating to real estate
   operations .......................................       4             5
   Total fixed charges ..............................     176           144
   Dividends on preferred securities ................      12             -
         Total fixed charges and dividends on
           preferred securities .....................   $ 188         $ 144
         Ratio of earnings to fixed charges .........    2.48          2.67
         Ratio of earnings to combined fixed charges
           and preferred stock dividends ............    2.33          2.67

Consolidated operations, corporate fixed charges
   and preferred stock dividends only:
 Income before income tax expense and dividends on
   preferred securities .............................   $ 267         $ 245
 Corporate fixed charges deducted from income
   Corporate interest expense .......................      45            31
         Earnings available for fixed charges .......   $ 312         $ 276
 Total corporate fixed charges per above ............   $  45         $  31
 Capitalized interest relating to real estate
   operations .......................................       4             5
   Total fixed charges ..............................      49            36
   Dividends on preferred securities ................      12             -
         Total fixed charges and dividends on
           preferred securities .....................   $  61         $  36
         Ratio of earnings to corporate fixed charges    6.27          7.79
         Ratio of earnings to combined corporate
           fixed charges and preferred stock dividends   5.07          7.79

American General Finance, Inc.:
 Income before income tax expense ...................   $  60         $ 101
 Fixed charges deducted from income
   Interest expense .................................     131           107
   Implicit interest in rents .......................       4             3
       Total fixed charges ..........................     135           110
         Earnings available for fixed charges .......   $ 195         $ 211
         Ratio of earnings to fixed charges .........    1.45          1.92